Exhibit 99.1

TRxADE Group Reports Record First Quarter 2021 Financial Results

First Quarter Revenues Increased 39% to $3.1 Million

TAMPA, FL, April 26, 2021 — Trxade Group, Inc. (NASDAQ: MEDS), a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S., today announced its financial results for the first quarter ended March 31, 2021.

Selected Financial Highlights

$ in millions	Q1 2021	Q1 2020	% Increase (Decrease)
Revenues	$3.1	$2.2	39%
Gross Profit	$1.4	$1.6	(16)%
Gross Profit Percentage	45%	74%	(39)%
Net Income (Loss)	$(0.7)	$0.2	(446)%
Adjusted EBITDA[1]	$(0.5)	$0.3	(244)%

1 Adjusted EBITDA is a non-GAAP financial measure and is described in relation to its most directly comparable GAAP measure under “Use of Non-GAAP Financial Information” below.

First Quarter 2021 and Subsequent Operational Highlights

●	Trxade continued to expand the Trxade drug procurement marketplace nationwide, adding 223 new registered members in Q1 2021, bringing the total registered members to approximately 12,100+.
●	Signed enterprise retail partnerships to onboard new customers to our telehealth platform, with approximately 500+ stores offering our signature Bonum Health product to thousands of customers spanning all 50 states.
●	Appointed technology entrepreneur and industry thought leader James Ram to lead the Company’s newly launched MedCheks subsidiary in its efforts to bring a Digital Health Passport to market, allowing the holder to display vaccination and COVID-19 testing status.

Management Commentary

“We are pleased to have started 2021 achieving record first quarter growth, while concurrently making impressive operational progress spanning all business units,” said Suren Ajjarapu, Chairman and Chief Executive Officer, who further stated, “Our exciting suite of affiliated services – from our comprehensive telehealth solution, to digital health passports enabling a safe reopening with an attractive pay-per-scan business model – continue to broaden our reach as a company, empowering independent pharmacies with technology to make them indispensable local health hubs.”

“We have been anything but idle in 2021 and have been pounding the pavement to broaden the reach of our Bonum Health Telehealth partnerships, signing strategic partnerships with brand-name stores nationwide, such as Kinney Drugs, ProAct, Brookshire Grocery Company, SpartanNash and most recently, Big Y Foods, as well as others which we’ve been unable to announce per the terms of our agreements, to build a truly national platform. Approximately 500+ stores offer Bonum Health services to thousands of users in all 50 states and we anticipate continued growth in the quarters to come as we ramp up our strategic partnerships and see an increasing number of employers turning to our turnkey telehealth solution.

“Bonum Health is focused on bolstering its value proposition and building its brand identity as part of its mission to become a leading force in the telehealth marketplace. We continue to integrate exciting new solutions into the Bonum Health offering, including a direct-to-patient prescription drug coupon platform through our partnership with SingleCare, the capability to stream patient lab results directly into the Bonum Health virtual electronic medical records, and remote patient monitoring. These product enhancements, paired with our digital marketing strategy, which we are ramping up, provide us with accelerated access into new key markets alongside our enterprise retail partners.”

“We believe we are incredibly well positioned as we stand today, poised to monetize several emerging revenue streams in addition to the steady progress made by our high-margin Trxade Exchange core platform. I look forward to aggressive operational execution in the months ahead as we seek to create sustainable, long-term value for our shareholders,” concluded Ajjarapu.

First Quarter 2021 Financial Summary

●	Revenues for the first quarter of 2021 increased 39% to $3.1 million, as compared to revenue of $2.2 million in the same quarter last year. The increase in revenue was primarily due to higher sales by our Integra Pharma Solutions subsidiary.
●	Gross profit in the first quarter of 2021 totaled $1.4 million, or 45% of revenues, compared to gross profit of $1.6 million, or 74% of revenues, in the same quarter last year. The decrease in gross profit was primarily attributable to the cost of Personal Protective Equipment (PPE) related purchased products in the current period, while revenues from the Trxade Platform (which made up the majority of revenues last year) carry no cost of sales.
●	Operating expenses in the first quarter of 2021 were $2.0 million, compared to $1.5 million in the same quarter last year. This change is primarily due to IT development, legal expenses and marketing expenses related to the recently launched Bonum Health and MedCheks platforms.
●	Net loss in the first quarter of 2021 was $0.7 million, or $0.08 per basic and diluted share outstanding, compared to net income of $0.2 million, or $0.03 per basic share outstanding, in the same quarter last year.
●	Adjusted EBITDA, a non-GAAP financial measure, decreased 243% to negative $0.5 million, compared to positive $0.4 million in the same quarter last year.
●	Cash and cash equivalents were $5.2 million as of March 31, 2021, compared with $5.9 million as of December 31, 2020.

Conference Call and Webcast

Management will host a conference call on Monday, April 26, 2021 at 5:00 p.m. Eastern time to discuss Trxade Group’s first quarter 2021 financial results. The call will conclude with a Q&A from participants. To participate, please use the following information:

Q1 2021 Conference Call and Webcast

Date: Monday, April 26, 2021

Time: 5:00 p.m. Eastern time

U.S. Dial-in: 1-877-425-9470

International Dial-in: 1-201-0878

Conference ID: 13718446

Webcast: http://public.viavid.com/index.php?id=144243

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through May 26, 2021. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally and enter replay pin number 13718446. A webcast will also be available for 30 days on the IR section of the Trxade Group website or by clicking the webcast link above.

About Trxade Group, Inc.

Trxade Group (NASDAQ: MEDS) is a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the U.S. The Company operates the TRxADE drug procurement marketplace serving a total of 12,100+ members nationwide, fostering price transparency and under the Bonum Health brand, offering patient centric telehealth services. For more information on Trxade Group, please visit the Company’s IR website at investors.trxadegroup.com.

Use of Non-GAAP Financial Information

This earnings release discusses EBITDA and Adjusted EBITDA. These measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and gain (loss) in equity investment. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: EBITDA and Adjusted EBITDA do not reflect cash expenditures, future requirements for capital expenditures, or contractual commitments; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs; and EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments. Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Additionally, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than Trxade Group, Inc. does, limiting its usefulness as a comparative measure. See also “Reconciliation of Net Income attributable to Trxade Group, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA”, below.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Trxade’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Trxade, its divisions and concepts to be materially different than those expressed or implied in such statements. These risks include risks of our operations not being profitable; claims relating to alleged violations of intellectual property rights of others; technical problems with our websites; risks relating to implementing our acquisition strategies; our ability to manage our growth; negative effects on our operations associated with the opioid pain medication health crisis; regulatory and licensing requirement risks; risks related to changes in the U.S. healthcare environment; the status of our information systems, facilities and distribution networks; risks associated with the operations of our more established competitors; regulatory changes; healthcare fraud; COVID-19, governmental responses thereto, economic downturns and possible recessions caused thereby; changes in laws or regulations relating to our operations; privacy laws; system errors; dependence on current management; our growth strategy; and others that are included from time to time in filings made by Trxade with the Securities and Exchange Commission, including, but not limited to, in the “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on Trxade’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. Trxade cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Investor Relations:

Lucas Zimmerman

Senior Vice President

MZ Group - MZ North America

(949) 259-4987

MEDS@mzgroup.us

www.mzgroup.us

Trxade Group, Inc.

Consolidated Balance Sheets

March 31, 2021 and December 31, 2020

(unaudited)

	March 31, 2021	December 31, 2020
Assets
Current Assets
Cash	$5,209,280	$5,919,578
Accounts Receivable, net	1,936,850	805,043
Inventory	470,122	1,257,754
Prepaid Assets	457,738	151,248
Other Receivables	1,081,250	1,087,675
Total Current Assets	9,155,240	9,221,298

Property Plant and Equipment, Net	160,647	162,397

Other Assets
Deposits	21,636	21,636
Right of use leased assets	355,693	387,371

Total Assets	$9,693,216	$9,792,702

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts Payable	$366,471	$256,829
Accrued Liabilities	519,179	219,256
Current Portion Lease Liabilities	117,030	131,153
Customer Deposits	10,000	10,000
Notes Payables – Related Party	225,000	225,000
Total Current Liabilities	1,237,680	842,238

Long Term Liabilities
Other Long-Term Liabilities — Leases	253,912	271,306
Total Liabilities	1,491,592	1,113,544

Stockholders’ Equity
Series A Preferred Stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	-	-
Common Stock, $0.00001 par value; 100,000,000 shares authorized; 8,093,199 shares issued and outstanding as of March 31, 2021 and December 31, 2020	81	81
Additional Paid-in Capital	19,784,616	19,610,631
Accumulated Deficit	(11,583,073)	(10,931,554)
Total Stockholders’ Equity	8,201,624	8,679,158

Total Liabilities and Stockholders’ Equity	$9,693,216	$9,792,702

Trxade Group, Inc.

Consolidated Statements of Operations

For the Three Months Ended March 31, 2021 and 2020

(unaudited)

	2021	2020

Revenues	$3,053,235	$2,203,320

Cost of Sales	1,669,924	563,184
Gross Profit	1,383,311	1,640,136

Operating Expenses
General and Administrative	2,027,566	1,451,909

Operating Income (Loss)	(644,255)	188,227

Interest net	(7,264)	(7,924)
Net Income (Loss)	$(651,519)	$180,303

Net Income (loss) per Common Share – Basic:	$(0.08)	$0.03

Net Income (loss) per Common Share – Diluted:	$(0.08)	$0.02

Weighted average Common Shares Outstanding Basic	8,093,199	6,971,427

Weighted average Common Shares Outstanding Diluted	8,093,199	7,423,669

Trxade Group, Inc.

Consolidated Statements of Cash Flows

For the Three months ended March 31, 2021 and 2020

(unaudited)

	2021	2020

Operating Activities:
Net Income (Loss)	$(651,519)	$180,303
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation Expense	1,750	1,250
Options expense	75,738	61,997
Warrant Expense	-	79,089
Common Stock Issued for Services	98,247	-
Bad Debt Expense	-	9,000
Amortization of right of use asset	31,678	23,635
Changes in operating assets and liabilities:
Accounts Receivable	(1,131,807)	(94,047)
Prepaid Assets and other Current Assets	(306,490)	(184,923)
Inventory	787,632	(311,640)
Deposits for Inventory Purchases	-	(580,800)
Other Receivables	6,425	-
Lease Liability	(31,517)	(20,974)
Accounts Payable	109,642	(14,376)
Customer Deposits	-	305,972
Accrued Liabilities and Other Liabilities	299,923	134,708
Net Cash used in operating activities	(710,298)	(410,806)

Investing Activities:
Purchase of Fixed Assets	-	(23,505)
Net Cash used in Investing activities	-	(23,505)

Financing Activities:
Stock Issuance Costs	-	(732,355)
Proceeds from exercise of Warrants	-	1,352
Proceeds from exercise of Stock Options	-	501
Proceeds from Issuance of Common Stock	-	5,994,424
Net Cash provided by financing activities	-	5,263,922

Net increase (decrease) in Cash	(710,298)	4,829,611
Cash at Beginning of the Period	5,919,578	2,871,694
Cash at End of the Period	$5,209,280	$7,701,305

Supplemental Cash Flow Information
Cash Paid for Interest	$1,639	$2,348
Cash Paid for Income Taxes	$-	$-

Reconciliation of Net Income (Loss) attributable to Trxade Group, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA*

	For the three months ended March 31,
	2021	2020
Net Income (Loss) attributable to Trxade Group, Inc.	$(651,519)	$180,303
Add (deduct):
Interest, net	7,264	7,973
Depreciation and amortization	1,750	1,250
EBITDA	(642,505)	189,526
Add (deduct):
Stock-based compensation	173,985	141,086
Adjusted EBITDA *	$(468,520)	$330,612

* EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. See also “Use of Non-GAAP Financial Information”, above.